Exhibit 21

                                   Foamex L.P.
                           Foamex Capital Corporation
                           SUBSIDIARIES OF REGISTRANTS
                              as of January 1, 2006


                                                     State or Other Jurisdiction
Subsidiaries                                                 of Incorporation

Foamex Asia, Inc.                                            Delaware
Foamex Canada Inc.                                           Canada
Foamex Carpet Cushion LLC                                    Delaware
Foamex de Acuna, S.A. de C.V.                                Mexico
Foamex de Mexico, S.A. de C.V.                               Mexico
Foamex de Cuautitlan, S.A. de C.V.                           Mexico
Foamex de Juarez, S.A. de C.V.                               Mexico
Foamex Latin America, Inc.                                   Delaware
Foamex Mexico, Inc.                                          Delaware
Foamex Mexico II, Inc.                                       Delaware
Grupo Foamex de Mexico, S.A. de C.V.                         Mexico
Servicios Administrativos Foamex, S.A. de C.V.               Mexico
Maquila Foamex, S.A. de C.V.                                 Mexico
Corte y Costura Foamex, S.A. de C.V.                         Mexico
Administration Foamex, S.A. de C.V.                          Mexico